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                                                                   Exhibit 10.30

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

$                                                           Temecula, California
                                                               ___________, 200_

                    UNSECURED SENIOR PROMISSORY NOTE DUE 2004

     Hudson Respiratory Care Inc., a California corporation (the "Maker"), for value received, promises to pay to _______________________ (the "Holder") the principal sum of ____________________ Dollars and No Cents ($___________) on
December 31, 2004 (the "Maturity Date") as provided herein. The Maker also promises to pay interest from the date of this Note until payment in full on the unpaid principal balance as set forth in Section 1 below.

     1. Interest. The interest rate payable hereunder shall be 12% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All interest hereunder shall begin to accrue on _______________ and shall not be paid currently but shall accrue, such accruing amount to be compounded quarterly as of the end of each calendar quarter commencing December 31, 2002, and be payable in full on the Maturity Date in cash.

     2. Prepayments. The principal balance of, and accrued interest on, this Note may be prepaid at any time, in whole or in part, without premium or penalty. Any such prepayment shall be first applied to the payment of any accrued interest and then to the unpaid balance of the principal amount.

     3. Events of Default. If any of the following events (each, an "Event of Default") shall occur:

          (a) the Maker shall fail to make any payment hereunder when due and payable; or

          (b) the Maker shall fail to make any payment under any indebtedness of the Maker that is outstanding in an aggregate principal amount of at least $15,000,000 due and payable either (i) at the final stated maturity of such indebtedness or (ii) at any other time if, as a result of such nonpayment, the maturity of such indebtedness is accelerated; or

          (c) the Maker shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or

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other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Maker for the purpose of effecting any of the foregoing; or

          (d) involuntary proceedings or an involuntary petition shall be commenced or filed against the Maker under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within 60 days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Maker; then, and in every such event, and at any time thereafter during the continuance of such event, (i) in the case of an Event of Default under clauses (a) and (b), the Holders of a majority of the outstanding principal amount of all Notes may declare all principal and accrued interest and all other fees and other obligations of the Maker under the Notes to be due and payable, and (ii) in the case of an Event of Default under clauses
(c) or (d), all principal and accrued interest on all outstanding Notes and all fees and other obligations of the Maker due under the Notes will be immediately due and payable without any further declaration or other act on the part of the Holders, in either case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

     4. Series of Notes; Actions by Majority. This Note is one of a series of Notes of like tenor issued in an original aggregate principal amount of up to $12,000,000. When actions are specified herein as happening upon the decision of holders of a majority in outstanding principal amount of the Notes, such action shall be evidenced by a writing executed by such Holders and delivered to all Holders of Notes and shall be the act of and binding on all Holders.

     5. Costs and Expenses. The Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Holder in connection with the enforcement of, or collection of any amounts due under, this Note.

     6. Successors and Assigns. This Note shall be binding upon, and shall inure to the benefit of, the Maker and the Holder and their respective successors and assigns; provided, however, that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the prior written consent of the Holder except in connection with an assignment in whole to a successor Maker to the Maker in a merger of the Maker or a sale of all or substantially all of the Maker's property and assets and then only if the Holder's rights hereunder are not impaired.

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     7.   Modifications and Amendments; Reissuance of Note. This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Maker and the Holders of a majority in principal amount of all Notes. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Holders of a majority in principal amount of all Notes. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction, or mutilation of this Note and of an agreement of indemnity reasonably satisfactory to the Maker, and upon surrender or cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note.

     8. Remedies Cumulative. Each and every right, power and remedy herein given to the Holder, or otherwise existing, shall be cumulative and not exclusive and be in addition to all other rights, powers and remedies now or hereafter granted (including, without limitation, other rights of set-off under applicable law) or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Holder.

     9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile, hand or by messenger (which may be by overnight delivery service), addressed (a) if to the Maker, at the address and facsimile number set forth on the signature page to this Note or at such other address and facsimile number as the Maker shall have furnished to the Holder by first class mail, or (b) if to the Holder, at the address specified at the foot of this Note, or at such other address and facsimile number as the Holder shall have furnished to the Maker by first class mail.

     10. Waiver. The Holder shall not by any act (except by a written instrument in accordance with the immediately preceding paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     11. Governing Law. This Note shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

     12. Jurisdiction. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE MAKER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE MAKER

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ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF
THE AFORESAID COURTS. THE MAKER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE MAKER SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE MAKER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     13. Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this paragraph and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this paragraph.

     14. Designation of Senior Debt. The obligations contemplated by this Note (and the Notes in the aggregate) shall constitute "Designated Senior Debt" as defined in and for purposes of that certain Indenture dated as of April 7, 1998 among the Maker, River Holding Corp. and the Untied States Trust Company of New York, as Trustee, with respect to the 9 1/8% Senior Subordinated Notes due 2008.

     15. Payments. All payments of principal and interest shall be made in legal tender of the United States of America and shall be made at such place as Holder shall have designated to Maker.

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     IN   WITNESS WHEREOF, the Maker has caused this Note to be signed on the date first set forth above.

MAKER:                                      HUDSON RESPIRATORY CARE INC.

                                            By:
                                                -------------------------
                                            Name:
                                            Title:

                                            Notice Address:
                                            27111 Diaz Road
                                            P.O. Box 9020
                                            Temecula, California  92589-9020
                                            Facsimile: (909) 676-1578

NOTICE ADDRESS
FOR HOLDER:

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                                SIGNATURE PAGE TO
                    UNSECURED SENIOR PROMISSORY NOTE DUE 2004

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